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                                   EXHIBIT 21
                       SUBSIDIARIES OF CHEMED CORPORATION

         The following is a list of subsidiaries of the Company as of December 31, 2002:Other subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary. Each of the companies is incorporated under the laws of the state following its name. The percentage given for each company represents the percentage of voting securities of such company owned by the Company or, where indicated, subsidiaries of the Company as of December 31, 2002.

         All of the majority owned companies listed below are included in the consolidated financial statements as of December 31, 2002.

         CCR of Ohio, Inc. (Delaware, 100%)
         Complete Plumbing Services, Inc. (New York, 49% by Roto-Rooter Services Company; included within the consolidated financial statements as a consolidated subsidiary)
         Consolidated HVAC, Inc. (Ohio, 100% by Roto-Rooter Services Company) Jet Resource, Inc. (Delaware, 100%)
         Nurotoco of Massachusetts, Inc. (Massachusetts, 100% by Roto-Rooter Services Company)
         Nurotoco of New Jersey, Inc. (Delaware, 80% by Roto-Rooter Services Company)
         OCR Holding Company (Nevada, 100%)
         Roto-Rooter Canada, Ltd. (British Columbia, 100% by Roto-Rooter Services Company)
         Roto-Rooter Corporation (Iowa, 100% by Roto-Rooter, Inc.)
         Roto-Rooter Development Company (Delaware, 100% by Roto-Rooter Corporation)
         Roto-Rooter, Inc. (Delaware, 100%)
         Roto-Rooter Management Company (Delaware, 100% by Roto-Rooter, Inc.) Roto-Rooter Services Company (Iowa, 100% by Roto-Rooter, Inc.)
         RR Plumbing Services Corporation (New York, 49% by Roto-Rooter Services Company; included within the consolidated financial statements as a consolidated subsidiary)
         R.R. UK, Inc. (Delaware, 100% by Roto-Rooter, Inc.)
         Service America Network, Inc. (Florida, 100% by Service America Systems, Inc.)
         Service America Systems, Inc. (Florida, 100% by Chemed Corporation) Starburst, Inc. (Texas, 100% by Roto-Rooter Services Company)